EXHIBIT A
                             (AS OF JULY 17, 2014)


FUND                                                          EFFECTIVE DATE
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First Trust NASDAQ Technology Dividend Index Fund             August 10, 2012

Multi-Asset Diversified Income Index Fund                     August 10, 2012

International Multi-Asset Diversified Income Index Fund       August 16, 2013

First Trust High Income ETF                                   January 7, 2014

First Trust Low Beta Income ETF                               January 7, 2014

First Trust NASDAQ Rising Dividend Achievers ETF              January 7, 2014

First Trust RBA Quality Income ETF                            February 24, 2014

First Trust RBA American Industrial Renaissance(TM)           February 24, 2014

First Trust Dorsey Wright Focus 5 ETF                         March 4, 2014

First Trust Dorsey Wright International Focus 5 ETF           July 17, 2014